UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2015

Foot Locker, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	1-10299	13-3513936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 720-3700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 22, 2015, Foot Locker, Inc. (the “Company”) issued a press release announcing its financial and operating results for the first quarter of 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The release includes a non-GAAP net income result for the prior year’s first quarter that excludes a $1 million charge related to trade name impairment and a $1 million charge related to the integration of Runners Point Group. The Company believes this non-GAAP financial result provides useful information to investors because it allows for a more direct comparison of the Company’s performance for the first quarter of 2015 to the Company’s performance in the comparable prior-year period. The non-GAAP financial result is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. A reconciliation to GAAP is provided in the Condensed Consolidated Statements of Operations.

In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 22, 2015, issued by Foot Locker, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.

Date: May 22, 2015	By:	/s/ Lauren B. Peters
Name: Lauren B. Peters Title: Executive Vice President and Chief Financial Officer